Exhibit 99.1

Excel Trust Announces Fourth Quarter and Year-end 2011 Results, Increases Dividend

SAN DIEGO, DATE (BUSINESS WIRE) — Excel Trust, Inc. (NYSE:EXL) announced today financial and operating results for the year and quarter ended December 31, 2011. A supplemental financial package with additional information can be found on Excel Trust’s website under the Investor Relations tab.

Highlights for Fourth Quarter and Year-end 2011

•	Reported Adjusted Funds from Operations (AFFO) for the quarter of $5.4 million, or $0.17 per diluted share and for the year of $18.3 million, or $0.74 per diluted share

•	Reported Funds from Operations (FFO) for the quarter of $5.1 million or $0.16 per diluted share and for the year of $15.2 million, or $0.61 per diluted share

•	Declared a first quarter 2012 dividend of $0.1625 per share, which equates to an annualized rate of $0.65 per share

•	Acquired approximately $255 million in properties

•	Substantially completed construction of two retail properties

•	Sold approximately $40 million in properties

•	Improved terms and expanded our unsecured credit facility to $200 million

•	Executed 367,900 square feet of new and renewal lease transactions in 2011

“We enhanced both the size and quality of our portfolio in 2011. We raised $207 million in additional capital from the public markets throughout the year and, along with our line of credit, used it to fund $255 million in acquisitions,” commented Gary Sabin, Excel Trust’s CEO. He continued, “We remain enthusiastic about the Company’s future given the stability of our portfolio, the depth and quality of our acquisition pipeline, and the strength of our balance sheet.”

Excel Trust reported Adjusted Funds From Operations (AFFO) for the year of $18.3 million and for the fourth quarter of $5.4 million, or $0.74 and $0.17 per diluted share respectively. Excel Trust reported Funds From Operations (FFO) for the year of $15.2 million and for the fourth quarter of $5.1 million or $0.61 and $0.16 per diluted share respectively. Net loss attributable to the common stockholders’ for the year was ($2.8) million, and for the fourth quarter was ($600,000) or ($0.15) and ($0.03) per diluted share respectively.

Included in FFO for the quarter ended December 31, 2011 was a non-cash gain related to changes in the fair value of financial instruments of approximately $1.2 million. This charge accounted for approximately $0.04 per diluted share. The change in the fair value of financial instruments was a reduction of the liability recorded for the fair value of a redemption provision related to the OP Units issued in connection with the acquisition of the Edwards Theatres property in March 2011. Additionally, there was non-cash compensation expense of approximately $1.4 million or $0.05 per diluted share for the quarter resulting from the Company’s market based long term incentive stock award plan. Additionally, there was a gain of $0.5 million from the sale of an outparcel pad, which is not included in FFO.

Excel Trust considers AFFO and FFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present AFFO and FFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to common shareholders to AFFO and FFO and a definition of both are included at the end of this release.

Summary of Significant Activities During Fourth Quarter 2011

Excel Trust acquired The Crossings of Spring Hill in Spring Hill, TN (Nashville Metropolitan Area), a 496,604 square-foot retail shopping center (of which 219,841 is owned), for approximately $31 million. The current annual net operating income is estimated to be $2.6 million. The property is anchored by SuperTarget (non-owned), Kohl’s (non-owned), PetSmart, Ross Dress for Less and Bed Bath & Beyond.

Excel Trust acquired Anthem Highlands in Henderson, NV, a 118,763 square-foot neighborhood shopping center, for approximately $17.5 million. The current annual net operating income is approximately $1.3 million. Major tenants include Albertsons, CVS Pharmacy, Wells Fargo and Bank of America.

Events Subsequent to Fourth Quarter 2011

On January 31, 2012, Excel Trust completed the issuance of 3,680,000 shares of 8.125% Series B Cumulative Redeemable Preferred Stock with a liquidation preference of $25.00 per share, or Series B preferred stock, including the exercise of an overallotment option of 480,000 shares. Net proceeds from this offering were approximately $88.9 million.

On January 23, 2012, Excel Trust acquired the Promenade Corporate Center in Scottsdale, AZ, a 256,000 square foot commercial office property at the entrance of our retail shopping center, for a contractual purchase price of approximately $56.0 million. The Company paid 75% of the purchase price, or $42.0 million, in shares of our common stock valued at $13.00 per share (for a total of approximately 3,230,769 shares). Major tenants include Fitch, Healthcare Trust of America, Meridian Bank, Richmond American Homes and Sankyo Pharma.

On February 17, 2012, Excel Trust acquired EastChase Market Center in Montgomery, AL, a 181,000 square foot shopping center, for approximately $24.7 million. Major tenants include Dick’s Sporting Goods, Jo-Ann, Bed Bath & Beyond, Michael’s and Costco (non-owned).

On February 29, 2012, Excel Trust acquired La Costa Towne Center, a retail shopping center with approximately 121,000 square feet of gross leasable area located in Carlsbad, California for approximately $23.5 million. Vons, a division of Safeway, is the anchor tenant of the property (lease in effect, but no longer occupied). We believe that the property presents an opportunity to re-tenant and redevelop portions of the center to create additional value.

First Quarter 2012 Dividend Declared

The Board of Directors declared a first quarter 2012 cash dividend of $0.1625 per share, compared to a cash dividend of $0.16 per share for the previous quarter, to be paid on April 16, 2012 to shareholders of record as of March 31, 2012.

Guidance

Excel Trust expects its AFFO per share for fiscal year 2012 to be between $0.78 and $0.86 and it’s FFO per share for fiscal year 2012 to be between $0.67 and $0.75. Excel Trust believes that AFFO is the most helpful indicator of the company’s ability to pay recurring dividends since it adjusts for certain non-cash and non-recurring items.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions and development activities. Excel Trust’s actual results may differ materially from these estimates.

Conference Call

In conjunction with Excel Trust’s results, you are invited to listen to its conference call on Thursday, March 1, 2012 at 1:00 p.m. Eastern Time.

Phone: Conference call access information is as follows:

Dial in number: (800) 299-8538

International Dial in number: (617) 786-2902

Pass code: 34697712

Internet: A live webcast of the conference call will be available through Excel Trust’s web site at www.exceltrust.com. The conference call will be recorded and available for replay for seven days beginning at 4:00 p.m. ET on March 1, 2012. Replay access information is as follows:

Dial in number: (888) 286-8010

International Dial in number: (617) 801-6888

Pass code: 30082346

About Excel Trust

Excel Trust, Inc. is a retail focused REIT that primarily targets community and power centers, grocery anchored neighborhood centers and freestanding retail properties. The Company has elected to be treated as a REIT, for U.S. federal income tax purposes. Excel Trust trades publicly on the NYSE under the symbol “EXL”. For more information on Excel Trust, Inc., please visit www.exceltrust.com.

Forward Looking Statements

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions related to the Company’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

Excel Trust considers FFO and AFFO to be important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

Excel Trust computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding real estate-related depreciation and amortization, impairment charges and net gains (losses) on the disposition of assets.

Excel Trust computes AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting or adding straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Excel Trust’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.

FFO and AFFO should not be considered alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of Excel Trust’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of Excel Trust’s liquidity, nor are they indicative of funds available to fund Excel Trust’s cash needs, including Excel Trust’s ability to pay dividends or make distributions.

Summarized Financial Statements

Reported results are preliminary and not final until the filing of Excel Trust’s Form 10-K for the period ended December 31, 2011 with the Securities and Exchange Commission and, therefore, remain subject to adjustment. The accompanying notes to follow in the Form 10-K are an integral part of these consolidated and combined financial statements.

EXCEL TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31, 2011	December 31, 2010
ASSETS:

Property:
Land	$236,941	$153,601
Buildings	287,226	178,374
Site improvements	28,257	18,832
Tenant improvements	28,517	18,242
Construction in progress	21,312	4,423
Less accumulated depreciation	(18,294)	(8,360)

Property, net	583,959	365,112
Cash and cash equivalents	5,292	6,525
Restricted cash	3,680	5,870
Tenant receivables, net	4,174	1,945
Lease intangibles, net	68,556	53,024
Mortgage loan receivable	2,000	2,000
Deferred rent receivable	2,997	1,148
Other assets	17,013	5,464

Total assets	$687,671	$441,088

	December 31, 2011	December 31, 2010
LIABILITIES AND EQUITY:

Liabilities:
Mortgages payable, net	$244,961	$137,043
Notes payable	21,000	85,384
Accounts payable and other liabilities	21,080	12,944
Lease intangibles, net	13,843	7,150
Dividends/distributions payable	5,801	1,957

Total liabilities	306,685	244,478

Commitments and contingencies Equity:

Stockholders’ equity and owner’s equity
Preferred stock, 50,000,000 shares authorized; 7.0% Series A cumulative convertible perpetual preferred stock, $50,000,000 liquidation preference ($25.00 per share) 2,000,000 and 0 shares issued and outstanding at December 31, 2011 and 2010, respectively	47,703	—
Common stock, $.01 par value, 200,000,000 shares authorized; 30,289,813 and 15,663,331 shares issued and outstanding at December 31, 2011 and 2010, respectively	302	156
Additional paid-in capital	319,875	191,453
Cumulative deficit	(3,277)	(3,725)

	364,603	187,884
Accumulated other comprehensive loss	(811)	(373)

Total stockholders’ equity	363,792	187,511
Non-controlling interests	17,194	9,099

Total equity	380,986	196,610

Total liabilities and equity	$687,671	$441,088

EXCEL TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data and dividends per share)

(unaudited)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010
Revenues:
Rental revenue	$12,783	$6,818
Tenant recoveries	3,480	1,483
Other income	313	57

Total revenues	16,576	8,358

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010
Expenses:
Maintenance and repairs	1,441	487
Real estate taxes	2,136	860
Management fees	172	70
Other operating expenses	762	599
Changes in fair value of earn-outs	(106)	—
General and administrative	3,846	3,096
Depreciation and amortization	6,354	3,539

Total expenses	14,605	8,651

Net operating income (loss)	1,971	(293)
Interest expense	(3,552)	(2,069)
Interest income	70	8
Gain on acquisition of real estate and sale of land parcel	542	978
Changes in fair value of financial instruments	1,238	—

(Loss) income from continuing operations	269	(1,376)
Income from discontinued operations before gain on sale of real estate assets	—	472
Gain on sale of real estate assets	—	—

Income from discontinued operations	—	472

Net income (loss)	269	(904)
Net (income) loss attributable to non-controlling interests	9	31

Net income (loss) attributable to Excel Trust, Inc. and the Predecessor	278	(873)
Preferred stock dividends	(875)	—

Net (loss) income attributable to the common stockholders and the Predecessor	$(597)	$(873)

Loss from continuing operations per share attributable to the common stockholders - basic and diluted	(0.03)	(0.09)
Net loss per share attributable to the common stockholders - basic and diluted	$(0.03)	$(0.06)

Weighted-average common shares outstanding - basic and diluted	29,272	15,510

Dividends declared per common share	$0.16	$0.08

EXCEL TRUST, INC. AND

EXCEL TRUST, INC. PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data and dividends per share)

	The Company		The Predecessor
	Year Ended December 31, 2011	Period from April 28, 2010 to December 31, 2010	Period from January 1, 2010 to April 27, 2010	Year Ended December 31, 2009
Revenues:
Rental revenue	$44,265	$12,034	$1,455	$4,731
Tenant recoveries	10,300	2,134	113	259
Other income	662	143	—	—

Total revenues	55,227	14,311	1,568	4,990

Expenses:
Maintenance and repairs	3,792	707	98	245
Real estate taxes	6,373	1,685	140	399
Management fees	576	104	43	134
Other operating expenses	3,106	850	98	451
Changes in fair value of earn-outs	(434)	—	—	—
General and administrative	12,773	7,095	8	45
Depreciation and amortization	23,290	6,277	542	2,045

Total expenses	49,476	16,718	929	3,319

Net operating income (loss)	5,751	(2,407)	639	1,671
Interest expense	(13,181)	(3,692)	(483)	(1,359)
Interest income	297	166	—	6
Gain on acquisition of real estate and sale of land parcel	1,479	978	—	—
Changes in fair value of financial instruments	1,154	—	—	—

(Loss) income from continuing operations	(4,500)	(4,955)	156	318
Income from discontinued operations before gain on sale of real estate assets	1,023	1,082	—	—
Gain on sale of real estate assets	3,976	—	—	—

Income from discontinued operations	4,999	1,082	—	—

Net income (loss)	499	(3,873)	156	318
Net (income) loss attributable to non-controlling interests	(51)	148	(290)	(75)

Net income (loss) attributable to Excel Trust, Inc. and the Predecessor	448	(3,725)	(134)	243
Preferred stock dividends	(3,228)	—	—	—

Net (loss) income attributable to the common stockholders and the Predecessor	$(2,780)	$(3,725)	$(134)	$243

Loss from continuing operations per share attributable to the common stockholders - basic and diluted	(0.36)	(0.31)
Net loss per share attributable to the common stockholders - basic and diluted	$(0.15)	$(0.24)

Weighted-average common shares outstanding - basic and diluted	22,465	15,510

Dividends declared per common share	$0.605	$0.20

EXCEL TRUST, INC.

RECONCILIATION OF NET INCOME TO FFO AND AFFO

For the Quarter Ended December 31, 2011

(In thousands, except per share amounts)

Excel Trust, Inc.’s FFO and AFFO available to common stockholders and operating partnership unitholders and a reconciliation to net income(loss) for the three months and year ended December 31, 2011 is as follows:

	Three Months Ended December 31, 2011	Year Ended December 31, 2011
Net loss attributable to the common stockholders	$(597)	$(2,780)

Add:
Non-controlling interests in operating partnership	(28)	(53)
Depreciation and amortization	6,354	23,705
Deduct:
Depreciation and amortization related to joint venture	(64)	(199)
Gain on acquisition of real estate and sale of land parcel	(542)	(1,479)
Gain on sale of real estate assets	—	(3,976)

Funds from operations	$5,123	$15,218

Adjustments:
Transaction costs	231	753
Deferred financing costs	412	1,367
Stock-based and other non-cash compensation expense	1,371	4,497
Changes in fair value of earn-outs	(106)	(434)
Changes in fair value of financial instruments	(1,238)	(1,154)
Straight-line effects of lease revenue	(392)	(1,968)
Amortization of above and below market leases	79	153
Non-incremental capital expenditures	(58)	(123)

Adjusted funds from operations	$5,422	$18,309

Weighted average common shares outstanding	29,272	22,465
Add:
OP units	1,405	1,261
Restricted stock	402	369
Contingent consideration related to business combinations	127	206
LTIP restricted stock	—	—
Common stock issuable upon conversion of preferred stock	—	—

Weighted average common shares outstanding - diluted (FFO and AFFO)	31,206	24,301

Funds from operations per share (diluted)	$0.16	$0.61
Adjusted funds from operations per share (diluted)	$0.17	$0.74

Other Information:
Leasing commissions paid	$333	$755
Tenant improvements paid	$1,830	$3,270